UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
    _______________________________
Form 8-K
_______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2017
_______________________________
Euronet Worldwide, Inc.
(Exact name of registrant as specified in its charter)
_______________________________

Delaware (State or other jurisdiction of incorporation)	001-31648 (Commission File Number)	74-2806888 (I.R.S. Employer Identification No.)

3500 College Boulevard
Leawood, Kansas 66211
(Address of principal executive office)(Zip Code)

(913) 327-4200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 23, 2017, Euronet Worldwide, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders. Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders.
1. The stockholders elected Dr. Andrzej Olechoski, Eriberto R. Scocimara and Mark R. Callegari to serve as Class II directors for a term of three years expiring at the 2020 Annual Meeting.

	Votes For	Votes Withheld	Broker Non-votes
Dr. Andrzej Olechoski	42,741,825	2,037,445	2,628,394
Eriberto R. Scocimara	38,358,237	6,421,033	2,628,394
Mark R. Callegari	43,278,203	1,501,067	2,628,394

2. The stockholders approved the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2017 fiscal year.

Votes For	Votes Against	Abstentions	Broker Non-votes
46,964,182	391,171	52,311	—

3. The stockholders approved, by a non-binding advisory vote, executive compensation as described in the Company's Proxy Statement.

Votes For	Votes Against	Abstentions	Broker Non-votes
44,404,071	317,928	57,271	2,628,394

4. The stockholders approved the frequency of advisory vote on executive compensation as described in the Company's Proxy Statement.

3 Years	2 Years	1 Year	Abstentions
2,561,077	6,364	42,150,850	60,979

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Euronet Worldwide, Inc.

By:	/s/ Jeffrey B. Newman
Jeffrey B. Newman
Executive Vice President, General Counsel and Secretary
Date: May 23, 2017